Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Surface Oncology, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Surface Oncology, Inc. and its subsidiary (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), of stockholders’ equity and of cash flows for each of the three years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt About the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit, incurred operating losses and negative cash flows from operations, repaid in full its loan agreement and entered into a lease termination agreement that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 9, 2023, except with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 1, as to which the date is July 3, 2023
We have served as the Company’s auditor since 2016.

SURFACE ONCOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$50,910	$56,045
Marketable securities	73,913	98,104
Prepaid expenses and other current assets	4,317	3,197

Total current assets	129,140	157,346
Property and equipment, net	4,866	5,651
Operating lease right-of-use asset	24,307	25,870
Restricted cash	1,595	1,595
Other assets	2	385

Total assets	$159,910	$190,847

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$256	$1,550
Accrued expenses and other current liabilities	10,214	13,089
Operating lease liability	5,790	5,384

Total current liabilities	16,260	20,023
Operating lease liability, non-current	24,662	26,909
Convertible note payable, non-current	25,585	25,015

Total liabilities	66,507	71,947

Commitments and contingencies (Notes 13 and 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized at December 31, 2022 and December 31, 2021; no shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 150,000,000 authorized at December 31, 2022 and December 31, 2021; 60,578,956 and 46,958,776 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	6	5
Additional paid-in capital	298,741	259,859
Accumulated other comprehensive loss	(1,015)	(221)
Accumulated deficit	(204,329)	(140,743)

Total stockholders’ equity	93,403	118,900

Total liabilities and stockholders’ equity	$159,910	$190,847

The accompanying notes are an integral part of these consolidated financial statements.

SURFACE ONCOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2022	2021	2020
Collaboration revenue - related party	$—	$—	$38,592
License-related revenue	30,000	2,687	87,570

Total revenue	$30,000	$2,687	$126,162

Operating expenses:
Research and development	67,003	53,572	41,018
General and administrative	24,866	25,128	23,558

Total operating expenses	91,869	78,700	64,576

Income (loss) from operations	(61,869)	(76,013)	61,586
Interest expense	(3,146)	(2,546)	(2,855)
Other income, net	1,429	74	606

Net income (loss)	(63,586)	(78,485)	59,337

Net income (loss) per share—basic	$(1.14)	$(1.77)	$1.67

Weighted average common shares outstanding—basic	55,761,386	44,243,317	35,545,121

Net income (loss) per share—diluted	$(1.14)	$(1.77)	$1.57

Weighted average common shares outstanding—diluted	55,761,386	44,243,317	38,141,793

Comprehensive income (loss):
Net income (loss)	$(63,586)	$(78,485)	$59,337
Other comprehensive loss:
Unrealized loss on marketable securities, net of tax	(794)	(221)	(103)

Comprehensive income (loss)	$(64,380)	$(78,706)	$59,234

The accompanying notes are an integral part of these consolidated financial statements.

SURFACE ONCOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balances at December 31, 2019	27,893,337	3	178,155	103	(121,595)	56,666
Issuance of common stock upon exercise of stock options	223,895	—	802	—	—	802
Issuance of common stock under stock purchase plan	89,172	—	194	—	—	194
Issuance of common stock upon public offering, net of issuance costs	11,218,593	1	29,085	—	—	29,086
Issuance of common stock upon conversion of convertible note payable	1,282,050	—	2,000	—	—	2,000
Stock-based compensation expense	—	—	7,765	—	—	7,765
Unrealized loss on marketable securities	—	—	—	(103)	—	(103)
Net income	—	—	—	—	59,337	59,337

Balances at December 31, 2020	40,707,047	4	218,001	—	(62,258)	155,747
Issuance of common stock upon exercise of stock options	508,720	—	2,022	—	—	2,022
Issuance of common stock upon vesting of RSUs	997,400	—	—	—	—	—
Issuance of common stock under stock purchase plan	46,899	—	266	—	—	266
Issuance of common stock upon public offering, net of issuance costs	3,737,172	1	29,524	—	—	29,525
Issuance of common stock upon conversion of convertible note payable	961,538	—	1,500	—	—	1,500
Stock-based compensation expense	—	—	8,546	—	—	8,546
Unrealized loss on marketable securities	—	—	—	(221)	—	(221)
Net loss	—	—	—	—	(78,485)	(78,485)

Balances at December 31, 2021	46,958,776	5	259,859	(221)	(140,743)	118,900
Issuance of common stock upon exercise of stock options	9,343	—	11	—	—	11
Issuance of common stock upon vesting of RSUs	284,400	—	—	—	—	—
Issuance of common stock under stock purchase plan	148,308	—	273	—	—	273
Issuance of common stock upon public offering, net of issuance costs	13,178,129	1	31,375	—	—	31,376
Stock-based compensation expense	—	—	7,223	—	—	7,223
Unrealized loss on marketable securities	—	—	—	(794)	—	(794)
Net loss	—	—	—	—	(63,586)	(63,586)

Balances at December 31, 2022	60,578,956	$6	$298,741	$(1,015)	$(204,329)	$93,403

The accompanying notes are an integral part of these consolidated financial statements.

SURFACE ONCOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share amounts)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$(63,586)	$(78,485)	$59,337
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,368	1,569	1,670
Stock-based compensation expense	7,223	8,546	7,765
Non-cash interest expense related to note payable	570	1,069	1,650
Net amortization of premiums and discounts on marketable securities	143	807	(47)
Loss on disposal of property and equipment	—	—	1
Non-cash operating lease cost	2,318	2,041	1,950
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,120)	1,653	(32)
Unbilled receivable	—	518	(2,571)
Other assets	383	74	(431)
Accounts payable	(1,301)	(226)	(2,716)
Accrued expenses and other current liabilities	(2,954)	2,307	2,436
Operating lease liability	(2,596)	(2,217)	(423)
Deferred revenue - related party	—	—	(38,592)

Net cash provided by (used in) operating activities	(59,552)	(62,344)	29,997

Cash flows from investing activities:
Purchases of property and equipment	(497)	(120)	(43)
Purchases of marketable securities	(40,191)	(111,632)	(650)
Proceeds from sales or maturities of marketable securities	63,445	12,500	59,000

Net cash provided by (used in) investing activities	22,757	(99,252)	58,307

Cash flows from financing activities:
Proceeds from issuance of convertible note payable, net of issuance costs	—	10,687	10,000
Proceeds for issuance of common stock, net	31,376	29,525	29,086
Proceeds from employee stock purchases	273	266	194
Proceeds from exercise of stock options	11	2,022	802

Net cash provided by financing activities	31,660	42,500	40,082

Net increase (decrease) in cash and cash equivalents and restricted cash	(5,135)	(119,096)	128,386
Cash and cash equivalents and restricted cash at beginning of period	57,640	176,736	48,350

Cash and cash equivalents and restricted cash at end of period	$52,505	$57,640	$176,736

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,476	$1,406	$1,052
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$86	$436	$1,006
Additional right-of-use asset and related lease liability	$755	$—	$15,003
Conversion of note payable into shares of common stock	$—	$1,500	$2,000
The accompanying notes are an integral part of these consolidated financial statements.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

1.	Nature of the Business
Surface Oncology, Inc. (the “Company” or “Surface”) is a clinical-stage immuno-oncology company focused on using its specialized knowledge of the biological pathways critical to the immunosuppressive tumor microenvironment (“TME”) for the development of next-generation cancer therapies. Surface was incorporated in April 2014 under the laws of the State of Delaware.
The Company is subject to risks common to early-stage companies in the biotechnology industry including, but not limited to, development by competitors of new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the ability to obtain additional financing to fund operations. Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance-reporting capabilities. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.
On May 22, 2020, the Company entered into a Capital on Demand
™
Sales Agreement (the “2020 Sales Agreement”) with JonesTrading to issue and sell shares of the Company’s common stock of up to $50,000 in gross proceeds, from time to time during the term of the 2020 Sales Agreement, through an
“at-the-market”
equity offering program under which JonesTrading will act as the Company’s agent and/or principal (the “2020 ATM Facility”). The 2020 ATM Facility provides that JonesTrading will be entitled to compensation for its services in an amount of up to 3.0% of the gross proceeds of any shares sold under the 2020 ATM Facility. The Company has no obligation to sell any shares under the 2020 ATM Facility and may, at any time, suspend solicitation and offers under the 2020 Sales Agreement. As of December 31, 2022, the Company has sold 2,303,545 shares of common stock at-the-market
under the 2020 ATM Facility for net proceeds of $19,479. As of August 5, 2021, the Company had closed the 2020 ATM Facility.
On August 5, 2021, the Company entered into an amendment to the 2020 Sales Agreement (as amended, the “Amended Sales Agreement”) with JonesTrading, which amended the 2020 Sales Agreement to allow the issuance and sale of up to $80,000 in gross proceeds, from time to time during the term of the Amended Sales Agreement, through an
“at-the-market”
equity offering program under which JonesTrading will act as the Company’s sales agent (“the 2021 ATM Facility”). The 2021 ATM Facility provides that JonesTrading will continue to be entitled to compensation for its services in an amount of up to 3.0% of the gross proceeds of any shares sold under the 2021 ATM Facility. The Company has no obligation to sell any shares under the Amended Sales Agreement and may, at any time, suspend solicitation and offers under the 2021 ATM Facility. As of December 31, 2022, the Company has sold 14,611,756 shares of common stock at-the-market
under the 2021 ATM Facility for net proceeds of $41,421.
Effective November 1, 2022, the Company’s Board of Directors approved a strategic decision to pause the internal clinical development of SRF617, a novel antibody targeting CD39, and focus resources on the advancement of its SRF388 and SRF114 programs, which the Company believes hold the greatest near-term potential to provide benefit to patients. The Company also implemented a corporate restructuring which reduced its workforce by approximately 20%. The majority of the personnel and program restructuring was completed during the fourth quarter of 2022. The Company recorded a charge in the fourth quarter of 2022 of $4,000, consisting of severance, benefits, outplacement services and costs associated with terminating contracts.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business. The Company has primarily funded its operations with proceeds from private and public sales of its securities, proceeds from a collaboration agreement with Novartis, a license agreement with GSK, and issuance of a debt facility with K2 Health Ventures. The Company has incurred losses and negative cash flows from operations since its inception, including net losses of $63,586 and $78,485 for the years ended December 31, 2022 and 2021, respectively. The Company earned income of 59,337 for the year ended December 31, 2020, primarily related to revenue recognized under the GSK Agreement.
As further described in Note 18, on June 15, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Coherus BioSciences, Inc., a Delaware corporation (“Parent”), Crimson Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”) and Crimson Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”).
Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving such First Merger as a wholly owned subsidiary of Parent, and, as part of the same overall transaction, promptly after the First Merger, the surviving entity of the First Merger will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger (the “Surviving Entity”).
In connection with the announcement of the Mergers, and on June 15, 2023, the Company was required under the terms of that certain Loan and Security Agreement (the “Loan Agreement”), dated November 22, 2019, as amended on October 1, 2021 and September 21, 2022, by and among K2 HealthVentures, LLC and Ankura Trust Company, LLC (collectively, the “Secured Parties”) and the Company, to pay in full all outstanding loan obligations due to the Secured Parties which is further described in Note 18. In addition, on June 15, 2023, the Company entered into a Lease Termination Agreement (the “Termination Agreement”)
with BMR-Hampshire LLC
(the “
Landlord
”) pursuant to which the parties agreed to terminate that certain Lease (the “
Lease
”) relating to the Company’s corporate headquarters at 50 Hampshire Street in Cambridge, MA (the “
Premises
”). As consideration for the Company entering into the Termination Agreement, the Company agreed to pay $10,000 to the Landlord which is further described in Note 18.
As of December 31, 2022 and 2021, the Company had an accumulated deficit of $204,329 and $140,743, respectively. The Company expects that its operating losses and negative cash flows from operations will continue for the foreseeable future. In addition, the Company’s repayment in full of the Loan Agreement and entering into the Lease Termination Agreement, further described in Note 18, negatively impacted the Company’s liquidity. In accordance with the requirements of ASC
205-40,
management has concluded these factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued.
There is no assurance that the planned merger with Coherus BioSciences, Inc. will be consummated, and if it is not, the Company will seek additional funding through public financings, debt financings, collaboration agreements, strategic alliances and licensing arrangements. The Company may not be able to obtain financing on acceptable terms, or at all, and the Company may not be able to enter into collaborations or other arrangements. The terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain funding, the Company could be required to delay, reduce, or eliminate research and development programs, product portfolio expansion, or future commercialization efforts, which could adversely affect its business prospects.
Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiary, Surface Securities Corporation, a Massachusetts corporation, after elimination of all intercompany accounts and transactions.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, revenue recognition and the accrual of research and development expenses. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from the Company’s estimates.
Cash Equivalents
The Company considers all short-term, highly liquid investments with original maturities of 90 days or less at the acquisition date to be cash equivalents. Cash equivalents, which consist of money market funds are stated at fair value.
Marketable Securities
Marketable securities consist of investments with original maturities greater than 90 days at their acquisition date. The Company has classified its investments with maturities beyond one year as current, based on their highly liquid nature and because such marketable securities represent the investment of cash that is available for current operations.
The Company classifies all of its marketable securities as
available-for-sale
securities. The Company’s marketable securities are measured and reported at fair value using quoted prices in active markets for similar securities. Unrealized gains and losses on available-for-sale
debt securities are reported as accumulated other comprehensive income (loss), which is a separate component of stockholders’ equity. The cost of debt securities sold is determined on a specific identification basis, and realized gains and losses are included in interest and other income (expense), net in the consolidated statements of operations and comprehensive income (loss).
The Company evaluates its marketable securities with unrealized losses for other-than-temporary impairment. When assessing marketable securities for other-than-temporary declines in value, the Company considers such factors as, among other things, how significant the decline in value is as a percentage of the original cost, how long the market value of the investment has been less than its original cost, the Company’s ability and intent to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value and market conditions in general. If any adjustment to fair value reflects a decline in the value of the investment that the Company considers to be “other than temporary,” the Company reduces the investment to fair value through a charge to the statement of operations and comprehensive loss. No such adjustments were necessary during the periods presented.
Restricted Cash
At December 31, 2022 and 2021, restricted cash consisted of cash deposited in a separate bank account as collateral for the Company’s facilities lease obligations. At December 31, 2022 and 2021, $1,595 of restricted cash was classified as non-current.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Concentration of Credit Risk and of Significant Suppliers
Financial instruments that potentially expose the Company to concentrations of credit risk primarily consist of cash, cash equivalents and marketable securities. The Company maintains its cash, cash equivalents, and marketable securities at two accredited financial institutions in amounts that exceed federally insured limits. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
The Company is dependent on third-party manufacturers to supply products for research and development activities of its programs, including preclinical testing. These programs could be adversely affected by a significant interruption in the supply of such drug substance products.
Fair Value of Financial Instruments
Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•
Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents and marketable securities are carried at fair value, determined according to the fair value hierarchy described above. The carrying values of the Company’s prepaid expenses and other current assets, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the useful life of the asset. Laboratory equipment is depreciated over five years. Computer equipment and furniture and office equipment are depreciated over three years. Leasehold improvements are amortized over the shorter of the lease term or 10 years. Expenditures for repairs and maintenance of assets are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization of assets disposed of are removed from the accounts, and any resulting gain or loss is included in income (loss) from operations.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Impairment of Long-Lived Assets
Long-lived assets consist of property and equipment and
right-of-use
assets. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses on long-lived assets.
Revenue Recognition
We account for revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments.
In accordance with ASC Topic 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC Topic 606, it performs the following five steps:

i.	identify the contract(s) with a customer;

ii.	identify the performance obligations in the contract;

iii.	determine the transaction price;

iv.	allocate the transaction price to the performance obligations within the contract; and

v.	recognize revenue when (or as) the entity satisfies a performance obligation.
The Company only applies the five-step model to contracts when it determines that it is probable it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.
At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within the contract to determine whether each promised good or service is a performance obligation. The promised goods or services in the Company’s arrangements typically consist of a license to the Company’s intellectual property and/or research and development services. The Company may provide options to additional items in such arrangements, which are accounted for as separate contracts when the customer elects to exercise such options, unless the option provides a material right to the customer. Performance obligations are promises in a contract to transfer a distinct good or service to the customer that (i) the customer can benefit from on its own or together with other readily available resources, and (ii) is separately identifiable from other promises in the contract. Goods or services that are not individually distinct performance obligations are combined with other promised goods or services until such combined group of promises meet the requirements of a performance obligation.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The Company determines transaction price based on the amount of consideration the Company expects to receive for transferring the promised goods or services in the contract. Consideration may be fixed, variable, or a combination of both. At contract inception for arrangements that include variable consideration, the Company estimates the probability and extent of consideration it expects to receive under the contract utilizing either the most likely amount method or expected amount method, whichever best estimates the amount expected to be received. The Company then considers any constraints on the variable consideration and includes in the transaction price variable consideration to the extent it is deemed probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.
The Company then allocates the transaction price to each performance obligation based on the relative standalone selling price and recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) control is transferred to the customer and the performance obligation is satisfied. For performance obligations which consist of licenses and other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.
The Company records amounts as accounts receivable when the right to consideration is deemed unconditional. When consideration is received, or such consideration is unconditionally due, from a customer prior to transferring goods or services to the customer under the terms of a contract, a contract liability is recorded for deferred revenue.
Amounts received prior to satisfying the revenue recognition criteria are recognized as deferred revenue in the Company’s balance sheet. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as current portion of deferred revenue. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, non-current.
The Company’s revenue arrangements include the following:
Up-front
License Fees: If a license is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues from nonrefundable, up-front
fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable,
up-front
fees. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.
Milestone Payments: At the inception of an agreement that includes research and development milestone payments, the Company evaluates each milestone to determine when and how much of the milestone to include in the transaction price. The Company first estimates the amount of the milestone payment that the Company could receive using either the expected value or the most likely amount approach. The Company primarily uses the most likely amount approach as that approach is generally most predictive for milestone payments with a binary outcome. Then, the Company considers whether any portion of that estimated amount is subject to the variable consideration constraint (that is, whether it is probable that a significant reversal of cumulative revenue would not occur upon resolution of the uncertainty.) The Company updates the estimate of variable consideration included in the transaction price at each reporting date which includes updating the assessment of the likely amount of consideration and the application of the constraint to reflect current facts and circumstances.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Royalties: For arrangements that include sales-based royalties, including milestone payments based on the level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Company will recognize revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any revenue related to sales-based royalties or milestone payments based on the level of sales.
The Company’s revenues have been generated through our collaboration agreement with Novartis and license agreement with GSK. See Note 8, “Collaboration and License Agreements” for additional details regarding the Company’s collaboration and license agreements.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses include salaries, stock-based compensation and benefits of employees, third-party license fees and other operational costs related to the Company’s research and development activities, including allocated facility-related expenses and external costs of outside vendors engaged to conduct both preclinical studies and clinical trials.
Research Contract Costs and Accruals
The Company has entered into various research and development contracts with research institutions and other companies. These agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates are made in determining the accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates. The Company’s historical accrual estimates have not been materially different from the actual costs.
Nonrefundable prepayments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the goods are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered or the services rendered.
Patent Costs
All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses in the accompanying statements of operations and comprehensive loss.
Stock-Based Compensation
The Company measures all stock options and other stock-based awards granted to employees and directors based on the fair value on the date of the grant and recognizes compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. Generally, the Company issues stock options and restricted stock awards with only service-based vesting conditions and records the expense for these awards using the straight-line method.
Following the Company’s adoption of ASU
2018-7,
Compensation—Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting (“ASU
2018-7”),
on January 1, 2019, for stock-based awards issued to
non-employees,
the Company no longer revalues
non-employee
awards at each reporting date and instead calculates the fair value of the awards as of the grant date using the Black-Scholes option-pricing model. Compensation expense for these awards is recognized over the related service period.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The Company classifies stock-based compensation expense in its statement of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipients’ service payments are classified.
The fair value of each stock option grant is estimated using the Black- Scholes option-pricing model. The Company has historically been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The Company elects to account for forfeitures as they occur rather than apply an estimated forfeiture rate to share based payment expense.
Leases
The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use
(“ROU”) asset, operating lease liability, and operating lease liability, non-current
in the Company’s consolidated balance sheets.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Many lease agreements include the option to renew or extend the lease term. The exercise of lease renewal options or extensions is at the Company’s sole discretion, and are only included in the calculation of the operating lease ROU asset and operating lease liability when it is reasonably certain that the Company would exercise such options. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate, which it calculates based on the credit quality of the Company, and by comparing interest rates available in the market for similar borrowings, and adjusting this amount based on the impact of collateral over the term of each lease.
The components of a lease are split into three categories: lease components (e.g., land, building, etc.), non-lease
components (e.g., common area maintenance, maintenance, consumables, etc.), and non-components
(e.g., property taxes, insurance, etc.). Then the fixed and
in-substance
fixed contract consideration (including any related to
non-components)
must be allocated based on fair values to the lease components and non-lease
components. Although separation of lease and
non-lease
components is required, certain practical expedients are available to entities. Entities electing the practical expedient would not separate lease and non-lease
components. Rather, they would account for each lease component and the related non-lease
component together as a single component. The Company’s facilities operating leases have lease and non-lease
components to which the Company has elected to apply the practical expedient and account for each lease component and related non-lease
component as one single component. The Company also elected the package of practical expedients, which, among other things, allows the Company to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company also made an accounting policy election not to recognize leases with an initial term of 12 months or less within its consolidated balance sheets and to recognize those lease payments on a straight-line basis in its consolidated statements of operations and comprehensive loss over the lease term.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Segment Data
The Company manages its operations as a single segment for the purposes of assessing performance and making decisions. The Company’s singular focus is using its specialized knowledge of the biological pathways critical to the TME for the development of next-generation cancer therapies. All of the Company’s tangible assets are held in the United States, and all revenue is derived from the Company’s two collaboration partners, both of which are in the United States.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by analyzing carryback capacity in periods with taxable income, reversal of existing taxable temporary differences and estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step
process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not
to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
Comprehensive Income (Loss)
Comprehensive income (loss) includes net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. The Company’s only element of other comprehensive income (loss) in all periods presented was unrealized gains (losses) on marketable securities.
Net Income (Loss) per Share
The Company follows the
two-class
method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class
method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities, including the assumed conversion of the Company’s convertible note payable and outstanding options to purchase common stock, except where the results would be anti-dilutive. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted average number of shares of

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

common stock outstanding for the period, including potential dilutive common shares assuming the dilutive effective of the conversion of the convertible note payable and outstanding options to purchase common stock. In the diluted net income (loss) per share calculation, net income (loss) would also be adjusted for the elimination of interest expense on the convertible note payable (which includes amortization of the discount created for the beneficial conversion feature), if the impact was not anti-dilutive. For the purpose of this calculation, outstanding options to purchase common stock or redeemable convertible preferred stock are considered potential dilutive common shares.
Recently Issued Accounting Pronouncements
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU
2016-13”),
which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU
2016-13
replaces the existing incurred loss impairment model with an expected loss model. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale
debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes may result in earlier recognition of credit losses. In November 2018, the FASB issued ASU
No. 2018-19,
Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which narrowed the scope and changed the effective date for non-public
entities for ASU
2016-13.
The FASB subsequently issued supplemental guidance within ASU
No. 2019-05,
Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (“ASU
2019-05”).
ASU
2019-05
provides an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For public entities that are Securities and Exchange Commission filers, excluding entities eligible to be smaller reporting companies, ASU
2016-13
is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, ASU
2016-13
is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. This standard will be effective for the Company on January 1, 2023. The adoption of ASU
2016-13
is not expected to have a material impact on the Company’s financial position or results of operations upon adoption.
Other accounting standards that have been issued by the FASB or other standards-setting bodies that do
not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

3.	Marketable Securities
As of December 31, 2022, the fair value of
available-for-sale
marketable securities by type of security was as follows:

	December 31, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Marketable debt securities:
U.S. Treasury notes	$50,080	$1	$(714)	$49,367
U.S. government agency bonds	10,957	—	(184)	$10,773
Corporate bonds	$13,891	$—	$(118)	$13,773

	$74,928	$1	$(1,016)	$73,913

The amortized cost and fair value of the Company’s
available-for-sale
securities by contractual maturity are summarized as follows:

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

	December 31, 2022
	Amortized Cost	Fair Value
Maturing in one year or less	$73,446	$72,453
Maturing in more than one year	1,482	$1,460

	$74,928	$73,913

As of December 31, 2021, the fair value of
available-for-sale
marketable securities by type of security was as follows:

	December 31, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Marketable debt securities:
U.S. Treasury notes	$77,550	$—	$(188)	$77,362
U.S. government agency bonds	20,775	—	(33)	$20,742

	$98,325	$—	$(221)	$98,104

The amortized cost and fair value of the Company’s
available-for-sale
securities by contractual maturity are summarized as follows:

	December 31, 2021
	Amortized Cost	Fair Value
Maturing in one year or less	$60,462	$60,406
Maturing in more than one year	37,863	$37,698

	$98,325	$98,104

The cost of securities sold is determined based on the specific identification method for purposes of recording realized gains and losses. During the years ended December 31, 2022 and 2021, there were no realized losses on sales of marketable securities. During the year ended December 31, 2020 the realized gain on sales of marketable securities was $12. There were no marketable securities that required adjustment for other-than-temporary declines in fair value during the years ended December 31, 2022, 2021, and 2020.
There were 20 securities held by the Company in an unrealized loss position for less than twelve months as of December 31, 2022. The aggregate fair value of securities held by the Company in an unrealized loss position for less than twelve months as of December 31, 2022 was $34,079. There were no securities held by the Company in an unrealized loss position for less than twelve months as of December 31, 2021. There were 18 securities held in an unrealized loss position for more than twelve months as of December 31, 2022. The aggregate fair value of securities held by the Company in an unrealized loss position for less than twelve months as of December 31, 2022 was $36,857.There were no securities held in an unrealized loss position for more than twelve months as of December 31, 2021. The Company has the intent and ability to hold investments in an unrealized loss position until recovery, which may be at maturity. The Company determined it is more likely than not it would not be required to sell these securities before recovery of their amortized cost. As a result, the Company determined it did not hold any investments with an other-than-temporary decline in fair value as of December 31, 2022 and 2021.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

4.	Fair Value of Financial Assets
The following tables present information about the Company’s financial assets that are measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values:

	Fair Value Measurements as of December 31, 2022 using:
	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market funds	$31,189	$—	$—	$31,189
Marketable securities:
U.S. Treasury notes	—	49,367	—	49,367
U.S. government agency bonds	—	10,773	—	10,773
Corporate bonds	$—	$13,773	$—	13,773

	$31,189	$73,913	$—	$105,102

	Fair Value Measurements as of December 31, 2021 using:
	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market funds	$20,309	$—	$—	$20,309
Marketable securities:
U.S. Treasury notes	—	77,362	—	77,362
U.S. government agency bonds	—	20,742	—	20,742

	$20,309	$98,104	$—	$118,413

As of December 31, 2022 and 2021, the Company’s cash equivalents were invested in money market funds and were valued based on Level 1 inputs. As of December 31, 2022, the Company’s marketable securities consisted of U.S. Treasury notes, U.S. government agency bonds and corporate bonds and were valued based on Level 2 inputs. In determining the fair value of its U.S. Treasury notes, U.S. government agency bonds and corporate bonds, the Company relied on quoted prices for similar securities in active markets or other inputs that are observable or can be corroborated by observable market data. During the years ended December 31, 2022 and 2021, there were no transfers between Level 1, Level 2 and Level 3.

5.	Property and Equipment, Net
Property and equipment, net consisted of the following:

	Year Ended December 31,
	2022	2021
Laboratory equipment	$3,982	$3,653
Leasehold improvements	7,655	7,638
Computer equipment	1,069	702
Furniture and office equipment	1,074	1,074
Construction in process	203	337

	13,983	13,404
Less: Accumulated depreciation and amortization	(9,117)	(7,753)

	$4,866	$5,651

For the years ended December 31, 2022, 2021, and 2020 depreciation and amortization expense was $1,368, $1,569, and $1,670 respectively.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

6.	Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

	Year Ended December 31,
	2022	2021
Prepaid expenses	$4,120	$2,432
Unbilled receivable	—	518
Interest receivable on marketable securities	197	247

	$4,317	$3,197

7.	Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:

	Year Ended December 31,
	2022	2021
Accrued external research and development costs	$2,219	$5,316
Accrued payroll and payroll-related costs	5,347	4,180
Accrued professional fees	502	355
Other	2,146	3,238

	$10,214	$13,089

8.	Collaboration and License Agreements
Novartis Agreement
In January 2016, the Company entered into a collaboration agreement with Novartis, which was subsequently amended in May 2016, July 2017, September 2017, and October 2018 (as amended, the “Novartis Agreement”). Pursuant to the Novartis Agreement, the Company granted Novartis a worldwide exclusive license to research, develop, manufacture and commercialize antibodies that target cluster of differentiation 73 (“CD73”). In addition, the Company initially granted Novartis the right to purchase exclusive option rights (each an “Option”) for up to four specified targets (each an “Option Target”) including certain development, manufacturing and commercialization rights, pursuant to which, Novartis initially had the right to exercise up to three purchased Options. Accordingly, Novartis had the ability to exclusively license the development, manufacturing and commercial rights for up to four targets (inclusive of CD73). As of December 31, 2022, the Company had received an aggregate of $150,000 from Novartis in upfront payments, milestone payments and option purchase payments. As of January 2020, there were no Options remaining for purchase and exercise, and accordingly, the Company’s performance obligations under the Novartis Agreement ended. Under the Novartis Agreement, the Company is currently entitled to potential development milestones of $325,000 and sales milestones of $200,000, as well as tiered royalties on annual net sales by Novartis ranging from high single-digit to mid-teens
percentages upon the successful commercialization of NZV930 (formerly SRF373). Due to the uncertainty of pharmaceutical development and the historical failure rates generally associated with drug development, the Company may not receive any milestone payments or any royalty payments under the Novartis Agreement.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Termination
Unless terminated earlier, the Novartis Agreement will continue in effect until neither the Company nor Novartis is researching, developing, manufacturing or commercializing NZV930. Novartis may terminate the Novartis Agreement for any or no reason upon prior notice to the Company within a specified time period. Either party may terminate the Novartis Agreement in full if an undisputed material breach is not cured within a certain period of time or upon notice of insolvency of the other party. To the extent Novartis terminates for convenience, or the Company terminates for Novartis’ uncured material breach, Novartis will grant the Company, on mutually agreeable financial terms, an exclusive, worldwide, irrevocable, perpetual and royalty-bearing license with respect to intellectual property controlled by Novartis that is reasonably necessary to research, develop, manufacture or commercialize NZV930.
Revenue Recognition - Collaboration Revenue - Related Party
In determining the appropriate amount of revenue to be recognized under ASC 606, the Company performed the following steps: (i) identified the promised goods or services in the contract; (ii) determined whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.
Under ASC 606, the Company recognized revenue using the
cost-to-cost
method, which it believes best depicts the transfer of control to the customer. Under the cost-to-cost
method, the extent of progress towards completion is measured based on the ratio of actual costs incurred to the total estimated costs expected upon satisfying the identified performance obligation. Under this method, revenue will be recorded as a percentage of the estimated transaction price based on the extent of progress towards completion. Under ASC 606, the estimated transaction price will include variable consideration. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved. The estimate of the Company’s measure of progress and estimate of variable consideration to be included in the transaction price will be updated at each reporting date as a change in estimate. The amount related to the unsatisfied portion will be recognized as that portion is satisfied over time.
Under ASC 606 the Company accounted for (i) the license it conveyed with respect to CD73; and (ii) its obligations to perform research on CD73 and other specified targets as a single performance obligation under the Novartis Agreement. Novartis’ right to purchase exclusive options to obtain certain development, manufacturing and commercialization rights would have been accounted for separately as they did not represent material rights, based on the criteria of ASC 606. Upon the exercise of any purchased option by Novartis, the contract promises associated with an Option Target would have used a separate cost-to-cost
model for purposes of revenue recognition under ASC 606.
In January 2020, Novartis did not purchase and exercise its single remaining Option under the Novartis Agreement and, as a result, the option purchase period expired. Future costs associated with this target were removed from the estimated total costs in the cost-to-cost
model. This resulted in the Company recognizing the remaining deferred revenue of $38,592 to collaboration revenue—related party in January 2020.
For the years ended December 31, 2022, 2021, and 2020, the Company recognized the following totals of collaboration revenue – related party:

	Year Ended December 31,
	2022	2021	2020
Collaboration revenue - related party	$—	$—	$38,592
As there are no Options remaining eligible for purchase and exercise, the Company’s performance obligations under the Novartis Agreement have ended.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

GSK Agreement
In December 2020, the Company entered into a license agreement with GSK, which was subsequently amended in August 2021 (as amended, the “GSK Agreement”). Pursuant to the GSK Agreement, the Company granted GSK a worldwide exclusive, sublicensable license to develop, manufacture and commercialize antibodies that target the antibody GSK4381562 (formerly SRF813), targeting CD112R, also known as PVRIG (the “Licensed Antibodies”). GSK is responsible for the development, manufacturing and commercialization of the Licensed Antibodies and a joint development committee was formed to facilitate information sharing between the Company and GSK. GSK is responsible for all costs and expenses of such development, manufacturing and commercialization and is obligated to provide the Company with updates on its development, manufacturing and commercialization activities through the joint development committee. Under the terms of the GSK Agreement, GSK made a one-time
upfront payment of $85,000 and was required to make additional payments to the Company for supply services and transition services initially estimated to be $4,314 and $950, respectively. In November 2021, GSK notified the Company it received clearance from the FDA for GSK4381562 to proceed into a first-in-human
clinical trial, and as a result, the Company’s performance obligations under the GSK Agreement ended. In March 2022, the Company earned a $30,000 milestone payment from GSK upon the dosing of the first patient in the Phase 1 trial of GSK4381562. The Company is eligible to receive up to $60,000 in additional clinical milestones and $155,000 in regulatory milestones. In addition, the Company may receive up to $485,000 in sales milestone payments. The Company is also eligible to receive royalties on global net sales of any approved products based on the licensed antibodies, ranging in percentages from high single digits to mid-teens.
Due to the uncertainty of pharmaceutical development and the historical failure rates generally associated with drug development, the Company may not receive any milestone payments or any royalty payments under the GSK Agreement.
Termination
Unless terminated earlier, the GSK Agreement expires on a licensed product-by-licensed
product and
country-by-country
basis on the later of ten years from the date of first commercial sale or when there is no longer a valid patent claim or regulatory exclusivity covering such licensed product in such country. Either party may terminate the GSK Agreement for an uncured material breach by the other party or upon the bankruptcy or insolvency of the other party. GSK may terminate the GSK Agreement for its convenience. The Company may terminate the GSK Agreement if GSK institutes certain actions related to the licensed patents or if GSK ceases development activities, other than for certain specified technical or safety reasons. In the event of termination, the Company would regain worldwide rights to the terminated program.
Revenue Recognition – License-Related Revenue
In determining the appropriate amount of revenue to be recognized under ASC 606, the Company performed the following steps: (i) identified the promised goods or services in the contract; (ii) determined whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The Company assessed the GSK Agreement in accordance with ASC 606 and concluded that GSK is a customer. The Company identified the following promises under the contract: (i) a worldwide exclusive, sublicensable license to develop, manufacture and commercialize the Licensed Antibodies; (ii) supplying Licensed Antibodies until an investigational new drug (“IND”) application is accepted by a regulatory authority (iii) transition services until an IND application is accepted by a regulatory authority; and (iv) participation on the joint development and joint patent committees. The Company assessed the above promises and determined that the worldwide exclusive, sublicensable license to develop, manufacture and commercialize the Licensed Antibodies is considered functional intellectual property and distinct from other promises under the contract. This functional license is distinct in the context of the GSK Agreement as GSK can benefit from the license on its own or together with other readily available resources. In addition, the supply and transition services are not complex or specialized, could be performed by another qualified third party, are not expected to significantly modify or customize the license to GSK4381562, and are expected to be performed only for a short period of time. The Company determined that the impact of participation on the joint development and joint patent committees was insignificant and had an immaterial impact on the accounting model. Based on these assessments, the Company identified three distinct performance obligations at the outset of the GSK Agreement.
The Company determined the transaction price of the GSK Agreement, under ASC 606 to be $90,286, consisting of the upfront payment of $85,000 plus $4,524 for supply of the Licensed Antibodies and $762 for the transition services. The Company evaluated how much variable consideration related to clinical and regulatory milestones to include in the transaction price using the most likely amount approach and concluded that no amount should be included in the transaction price due to the high degree of uncertainty and risk associated with these potential payments. The Company also determined that royalties and sales milestones relate solely to the licenses of intellectual property and are therefore excluded from the transaction price under the sales- or usage-based royalty exception of ASC 606. Revenue related to these royalties and sales milestones will only be recognized when the associated sales occur, and relevant thresholds are met.
As noted above, the Company identified three performance obligations in the GSK Agreement: (i) the delivery of the worldwide exclusive, sublicensable license to develop, manufacture and commercialize the Licensed Antibodies; (ii) supply of Licensed Antibodies until an IND is accepted by a regulatory authority; and (iii) transition services until an IND application is accepted by a regulatory authority. The selling price of each performance obligation in the GSK Agreement was determined based on the Company’s standalone selling price with the objective of determining the price at which it would sell such an item if it were to be sold regularly on a standalone basis. The Company recognized revenue for the license performance obligation upon transfer of the license to GSK. As control of the license was transferred on the effective date of December 16, 2020 and GSK could begin to use and benefit from the license, the Company recognized $85,000 of license-related revenue during the year ended December 31, 2020. The Company recognized the costs allocated to supply services and transition services over time as the Company transferred control of these services and GSK received and consumed the benefit as the Company performed the services. The Company re-evaluated
the transaction price at the end of each reporting period and as uncertain events were resolved, or other changes in circumstances occurred adjusted its estimate of the transaction price as necessary.
In November 2021, GSK notified the Company it received clearance from the FDA for GSK4381562 to proceed into a first-in-human
clinical trial and, as a result, the Company’s performance obligations under the GSK Agreement ended. The transition and supply services were completed in November 2021.
In March 2022, GSK notified the Company it had dosed the first patient in its Phase 1 study of GSK4381562 in patients with solid tumors. As a result of this Phase 1 study initiation, the first clinical milestone under the GSK Agreement was achieved. The Company concluded the variable consideration associated with this milestone was no longer constrained and recognized $30,000 in license-related revenue for the year ended December 31, 2022, as it had no further performance obligations associated with the milestone.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

For the year ended December 31, 2021, the Company recognized $1,954 of license-related revenue for supply services and $733 of license-related revenue related to the transition services. For the year ended December 31, 2020, the Company recognized $2,570 of license-related revenue for supply services, which represented the costs incurred associated with the portion of goods that were immediately transferred upon execution of the GSK Agreement. An immaterial amount of the transition services was performed in the year ended December 31, 2020.
For the years ended December 31, 2022, 2021, and 2020, the Company recognized the following totals of license-related revenue:

	Year Ended December 31,
	2022	2021	2020
License-related revenue	$30,000	$2,687	$87,570

9.	Stockholders’ Equity
Common Stock
As of December 31, 2022 and 2021, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 150,000,000 shares of $0.0001 par value common stock.
Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the board of directors, if any, subject to the preferential dividend rights of any outstanding preferred stock. No dividends have been declared or paid by the Company through December 31, 2022.
As of December 31, 2022 and 2021, the Company had reserved 23,936,163 and 32,934,776 shares, respectively, of common stock for the exercise of outstanding stock options, the vesting of restricted stock units, shares to be issued under the 2021 ATM Facility, shares to be issued upon the conversion of the Loan Agreement, as amended (defined below), and the number of shares remaining available for future grant under the Company’s 2018 Stock Option and Incentive Plan, 2021 Inducement Plan and 2018 Employee Stock Purchase Plan.
Reserved for future issuance
The Company has reserved for future issuance the following number of shares of common stock:

	As of December 31,
	2022	2021
Options to purchase common stock - 2018 Plan	8,233,330	7,057,258
Shares available for future grant - 2018 Plan	806,429	783,873
Options to purchase common stock - Inducement Plan	210,400	—
Shares available for future grant - Inducement Plan	389,600	—
RSU’s issued and expecting to vest	385,980	—
2018 Employee Stock Purchase Plan	1,405,755	1,084,476
Shares available for conversion of note payable	2,506,306	832,677
Shares available for ATM offering	9,998,363	23,176,492

Total reserved	23,936,163	32,934,776

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

In August 2021, the Company entered into the Amended Sales Agreement with JonesTrading, which amended the 2020 Sales Agreement to issue and sell up to $80,000 in shares of the Company’s common stock from time to time. As of December 31, 2022, the Company has sold 14,611,756 shares of common stock at-the-market
under the 2021 ATM Facility for net proceeds of $41,421.
In May 2020, the Company entered into the 2020 Sales Agreement with JonesTrading to issue and sell shares up to $50,000 in shares of the Company’s common stock from time to time. As of December 31, 2022, the Company has sold 2,303,545 shares of common stock at-the-market
under the 2020 ATM Facility for net proceeds of $19,479. As of August 2021, the Company had
closed the 2020 ATM Facility.

10.	Stock-Based Awards
2014 Stock Incentive Plan
The Company’s 2014 Stock Incentive Plan (the “2014 Plan”) provides for the Company to grant incentive stock options or nonqualified stock options, restricted stock awards, unrestricted stock awards or restricted stock units to employees, directors and consultants of the Company. The 2014 Plan is administered by the board of directors, or at the discretion of the board of directors, by a committee of the board of directors. The exercise prices, vesting and other restrictions are determined at the discretion of the board of directors, or their committee if so delegated, except that the exercise price per share of the stock options may not be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock options may not be greater than ten years.
As of December 31, 2022 and 2021 all remaining shares available under the 2014 Plan were transferred to the 2018 Plan.
2018 Stock Option and Incentive Plan
On April 3, 2018, the Company’s stockholders approved the 2018 Stock Option and Incentive Plan (the “2018 Plan”), which became effective on April 18, 2018, the date on which the registration statement for the Company’s initial public offering was declared effective. The 2018 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards, unrestricted stock awards, cash-based awards and dividend equivalent rights to the Company’s officers, employees, non-employee
directors and other key persons (including consultants). The number of shares initially reserved for issuance under the 2018 Plan was 1,545,454, plus the shares of common stock remaining available for issuance under the 2014 Plan, which shall be cumulatively increased on each January 1 by 4% of the number of shares of the Company’s common stock outstanding on the immediately preceding December 31 or such lesser number of shares determined by the Company’s board of directors or compensation committee of the board of directors. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2018 Plan and the 2014 Plan will be added back to the shares of common stock available for issuance under the 2018 Plan.
As of December 31, 2022 and 2021, 806,429 shares and 783,873 shares were available for future issuance under the 2018 Plan, respectively.
Stock options granted under the 2014 Plan and 2018 Plan to employees generally vest over four years and expire after ten years. The Company does not currently hold any treasury shares. Upon stock option exercise, the Company issues new shares and delivers them to the participant.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Stock Option Valuation
The assumptions that the Company used to determine the fair value of the stock options granted to employees and directors were as follows, presented on a weighted average basis:

	Year Ended December 31,
	2022	2021	2020
Risk-free interest rate	1.94%	0.89%	1.29%
Expected term (in years)	5.96	5.96	5.99
Expected volatility	76.79%	83.87%	71.34%
Expected dividend yield	—%	—%	—%
Stock Options
The following table summarizes the Company’s stock option activity for the year ended December 31, 2022:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

	(in years)
Outstanding as of December 31, 2021	7,057,258	$6.59	6.98	$4,678
Granted	2,112,300	3.42
Exercised	(9,343)	1.18
Forfeited	(926,885)	6.95

Outstanding as of December 31, 2022	8,233,330	$5.74	6.68	$159

Options exercisable at December 31, 2022	5,622,263	$5.98	5.75	$159

Vested and expected to vest at December 31, 2022	8,233,330	$5.74	6.68	$159

The weighted average grant-date fair value per share of stock options granted during the years ended December 31, 2022 and 2021, was $2.28 and $6.41, respectively.
The aggregate fair value of stock options vested during the years ended December 31, 2022 and 2021, was $7,193 and $10,864, respectively.
The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock. The aggregate intrinsic value of stock options exercised during the years ended December 31, 2022, 2021, and 2020 was $7, $1,887, and $735 respectively.
As of December 31, 2022, and 2021, there were outstanding stock options held by non-employees
for the purchase of 260,570 and 276,570 shares of common stock, respectively, with service-based vesting conditions.
2021 Inducement Plan
In December 2021, the Company adopted the Company’s 2021 Inducement Plan (the “Inducement Plan”) pursuant to which the Company reserved 600,000 shares of common stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4)) of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Inducement Plan provides for the grant of equity-based awards in the form of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, unrestricted stock awards, and dividend equivalent rights. The Inducement Plan was adopted by the Company without stockholder approval pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The following table summarizes the Company’s stock option under the Inducement Plan activity since December 31, 2021:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

	(in years)
Outstanding as of December 31, 2021	—	$—	0	$—
Granted	371,600	2.66
Exercised	—	—
Forfeited	(161,200)	2.73

Outstanding as of December 31, 2022	210,400	$2.61	9.36	$—

Options exercisable at December 31, 2022	—	$—	0	$—

Vested and expected to vest at December 31, 2022	210,400	$2.61	9.36	$—

The weighted average grant-date fair value per share of stock options granted under the Inducement Plan during the year ended December 31, 2022 was $1.80. As of December 31, 2022, 389,600 shares were available for future issuance under the Inducement Plan.
2018 Employee Stock Purchase Plan
On April 3, 2018, the Company’s stockholders approved the 2018 Employee Stock Purchase Plan (the “ESPP”), which became effective on April 18, 2018, the date on which the registration statement for the Company’s initial public offering was declared effective. A total of 256,818 shares of common stock were initially reserved for issuance under this plan. In addition, the number of shares of common stock that may be issued under the ESPP automatically increased on January 1, 2019, and shall increase each January 1 thereafter through January 1, 2028, by the lesser of (i) 1% of the number of shares of the Company’s common stock outstanding on the immediately preceding December 31 and (ii) such lesser number of shares as determined by the administrator of the Company’s ESPP. As of December 31, 2022, a total of 1,405,755 shares of common stock were reserved for issuance under this plan.
For the years ended December 31, 2022 and 2021, the Company issued 148,308 and 46,899 shares of common stock, respectively, under the ESPP.
Restricted Stock Units
The Company has granted restricted stock units (“RSUs”) with service-based vesting conditions. RSUs represent the right to receive shares of common stock upon meeting specified vesting requirements. Unvested shares of restricted common stock may not be sold or transferred by the holder. These restrictions lapse according to the service-based vesting conditions of each award.
The table below summarizes the Company’s restricted stock unit activity since December 31, 2021:

	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested restricted stock units as of December 31, 2021	—	$—
Granted	732,000	3.64
Vested	(284,400)	3.64
Forfeited	(61,620)	3.64

Unvested restricted stock units as of December 31, 2022	385,980	$3.64

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The expense related to RSUs granted to employees was $1,620, $1,103 and $2,097 for the years ended December 31, 2022, 2021 and 2020. The aggregate intrinsic value of RSUs vested in the year ended December 31, 2022 was $466.
At December 31, 2022, there was $820 unrecognized compensation cost related to unvested restricted stock units, which is expected to be recognized over the remaining weighted-average vesting period of 0.58 years.
Stock-Based Compensation
The Company recorded stock-based compensation expense related to stock options, restricted stock awards, and the ESPP in the following expense categories of its statements of operations and comprehensive loss:

	Year Ended December 31,
	2022	2021	2020
Research and development expenses	$2,630	$2,431	$2,826
General and administrative expenses	4,593	6,115	4,939

	$7,223	$8,546	$7,765

As of December 31, 2022, the Company had an aggregate of $10,198 of unrecognized stock-based compensation cost, which is expected to be recognized over a weighted average period of 1.58 years.

11.	Debt
On November 22, 2019, the Company entered into a loan and security agreement (the “Loan Agreement”) with K2 HealthVentures LLC (the “Lender” or “K2HV”). The Lender agreed to make available to the Company term loans in an aggregate principal amount of up to $25,000 under the Loan Agreement. On October 1, 2021, the Company entered into a first amendment to the Loan Agreement with the
Le
nder (as amended, the “First Loan Amendment”). On September 21, 2022, the Company entered into a second amendment to the Loan Agreement. with the Lender (as further amended, the “Second Loan Amendment”). The Company plans to use the proceeds of the term loans to support clinical development as well as for working capital and general corporate purposes.
The Loan Agreement provided for a term loan commitment of $25,000 in three potential tranches: (i) a $7,500 term loan facility funded on November 22, 2019 (the “First Tranche Term Loan”), (ii) a $10,000 term loan facility funded on June 5, 2020 (the “Second Tranche Term Loan”), and (iii) a $7,500 term loan facility (the “Third Tranche Term Loan”). All three of these term loans had a maturity date of December 1, 2023.
The Company was obligated to pay a final fee equal to 4.45% of the aggregate amount of the term loans funded, such payment to occur upon the earliest of (i) the maturity date, (ii) the acceleration of the term loans, and (iii) the prepayment of the term loans.
The Lender was able to, at its option, elect to convert any portion of no more than $4,000 of the then outstanding term loan amount and all accrued and unpaid interest thereon into shares of the Company’s common stock at a conversion price of $1.56 per share. The Company determined that the embedded conversion option was not required to be separated from the term loan. The embedded conversion option meets the derivative accounting scope exception since the embedded conversion option is indexed to the Company’s own common stock and qualifies for classification within stockholders’ equity. The Company recognized a beneficial conversion feature of $2,101, which represented the difference between the commitment date stock price of $2.33 per share and the conversion price of $1.56 per share. The beneficial conversion feature was recorded as a discount on the term loan and is accreted to interest expense using the effective interest method over the term of the loan.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

In June 2020, the Company drew down the Second Tranche Term Loan and received an additional $10,000 in proceeds. The Company was permitted to make interest-only payments on the First Tranche Term Loan and the Second Tranche Term Loan until January 2022 in accordance with the terms of the Loan Agreement.
In August 2020, the Lender elected to convert $2,000 of the outstanding term loan amount into 1,282,050 shares of the Company’s common stock, in accordance with the Loan Agreement. In February 2021, the Lender elected to convert $1,500 of the outstanding term loan amount into 961,538 shares of the Company’s common stock, in accordance with the Loan Agreement. After the conversions, the outstanding principal balance was $14,000.
In October 2021, the Loan Agreement was amended. Under the First Loan Amendment, the Lender made available to the Company term loans in an aggregate principal amount of up to $50,000, in three potential tranches: (i) a $25,000 term loan facility (including refinancing of the Company’s outstanding amounts under the Loan Agreement) funded on October 1, 2021 (the “First Tranche Refinancing Term Loan”), (ii) up to a $15,000 term loan facility (the “Second Tranche Refinancing Term Loan”), and (iii) an up to $10,000 term loan facility (the “Third Tranche Refinancing Term Loan”) (together the “Refinancing Term Loans”). All three of these tranches have a maturity date of October 1, 2025.
Borrowings under all three tranches of the term loan facility bear interest at a floating per annum rate equal to the greater of (i) 8.50% and (ii) the sum of (A) the greater of (x) the prime rate last quoted in The Wall Street Journal (or a comparable replacement rate if The Wall Street Journal ceases to quote such rate) or (y) 3.25%, plus (B) 5.25%. As of December 31, 2022, the interest rate was increased to 12.75%. Under the First Loan Amendment, the Company is permitted to make interest-only payments on the outstanding principal balance of the term loan for approximately eighteen months following the funding date. The interest-only period could have been extended by an additional nine months, subject to the Company raising net cash proceeds from financing activities (including without limitation sales of the Company’s securities and up-front
or milestone payments pursuant to existing or new strategic partnerships), in an aggregate amount of at least $100,000. The term of the loan facility is 48 months, with repayment in monthly installments commencing at the end of the resulting interest-only period as outlined above through the end of the
48-month
term.
The Company is obligated to pay a final fee equal to (i) 4.25% of the aggregate amount of the term loans funded, such payment to occur upon the earliest of (i) the maturity date, (ii) the acceleration of the term loans, and (iii) the prepayment of the term loans and (ii) $779 on the earlier of December 1, 2023 or the prepayment of the term loans. The Company has the option to prepay all, but not less than all, of the outstanding principal balance of the term loans under the First Loan Amendment. If the Company prepays all of the term loans prior to the maturity date, it will pay the Lender a prepayment penalty fee based on a percentage of the outstanding principal balance, equal to 5% if the payment occurs on or before 24 months after the initial funding date, 3% if the prepayment occurs more than 24 months after, but on or before 36 months after the initial funding date, or 1% if the prepayment occurs more than 36 months after the initial funding date.
The Lender was able to, at its option, elect to convert any portion of no more than $4,500 of the then outstanding term loan amount and all accrued and unpaid interest thereon into shares of the Company’s common stock at a conversion price of (i) with respect to the first $500 converted, $1.56 per share and (ii) with respect to any additional amounts converted in excess of $500, $7.81 per share.
The Company’s obligations under the First Loan Amendment are secured by a first priority security interest in substantially all of its assets. The First Loan Amendment contains customary representations, warranties and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse effect clause.
Upon the occurrence of an event of default, a default interest rate of an additional 5.00% per annum may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and exercise all of its rights and remedies as set forth in the First Loan Amendment and under applicable law.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

The First Loan Amendment was accounted for as a debt modification; as such, the financing costs of $313 were reflected as additional debt discount and is amortized as an adjustment to interest expense over the term of the First Loan Amendment.
In September 2022, the Company entered into the Second Loan Amendment. Under the Second Loan Amendment, the loan facility continues to carry a
48-month
term with interest only payments extended for ten months, ending on February 1, 2024. In addition, the Lender may, at its option, elect to convert any portion of no more than $4,500 of the then outstanding term loan amount and all accrued and unpaid interest thereon into shares of the Company’s common stock at a conversion price of (i) with respect to the first $500 converted, $1.56 per share and (ii) with respect to any additional amounts converted in excess of $500, $1.83 per share. The effective interest rate of the term loan as of December 31, 2022 is 15.47%.
The Second Loan Amendment was accounted for as a debt modification. The financing costs were immaterial. The Company recorded interest expense related to the loan facility of $3,146, $2,546, and $2,745 for the years ended December 31, 2022, 2021 and 2020, respectively. The fair value of the loan at December 31, 2022 approximates its face amount.
Future principal debt payments on the loan payable are as follo ws
(in thousands):

December 31, 2022
2023	$—
2024	12,367
2025	12,633

Total principal payments	25,000
Final fee due in 2023	779
Final fee due at maturity in 2025	1,063

Total principal payments and final fee	26,842
Unamortized debt discount and final fee	1,257

Note payable	$25,585

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

12.	Net Income (Loss) per Share
Basic and diluted net income (loss) per share attributable to common
stockholders was calculated as follows:

	Year Ended December 31,
	2022	2021	2020
Basic net income (loss) per share:
Numerator:
Net income (loss)	$(63,586)	$(78,485)	$59,337

Denominator:
Weighted average commons shares outstanding—basic	55,761,386	44,243,317	35,545,121

Net income (loss) per share—basic	$(1.14)	$(1.77)	$1.67

Diluted net income (loss) per share:
Numerator:
Net income (loss)—basic	$(63,586)	$(78,485)	$59,337
Interest expense on convertible note payable	—	—	395

Net income (loss)—diluted	$(63,586)	$(78,485)	$59,732

Denominator:
Weighted average commons shares outstanding—basic	55,761,386	44,243,317	35,545,121
Shares issuable upon conversion of convertible notes, as if converted	—	—	1,282,052
Dilutive effect of restricted stock units	—	—	557,402
Dilutive effect of common stock equivalents	—	—	757,218

Weighted average commons shares outstanding—diluted	55,761,386	44,243,317	38,141,793

Net income (loss) per share—diluted	$(1.14)	$(1.77)	$1.57

The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share for the years ended December 31, 2022 and 2021, as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated above because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2022	2021
Stock Options to purchase common stock - 2018 Plan	8,233,330	7,057,258
Stock Options to purchase common stock - Inducement Plan	210,400	—
Shares to be issued under the ESPP	1,405,755	1,084,476
RSUs issued and expected to vest	385,980	—
Shares available from conversion of note payable	2,506,306	832,677

13.	License Agreements
Adimab Development and Option Agreement
In October 2018, the Company and Adimab LLC (“Adimab”), entered into an amended and restated development and option agreement, (“the A&R Adimab Agreement”), which amended and restated the development and option agreement with Adimab dated July 2014, as amended, (“the Original Adimab Agreement”), for the discovery and optimization of proprietary antibodies as potential therapeutic product candidates. Under the A&R Adimab Agreement, the Company will select biological targets against which Adimab will use its proprietary platform technology to research and develop antibody proteins using a

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

mutually agreed upon research plan. The A&R Adimab Agreement, among other things, extended the discovery term of the Original Adimab Agreement, provided access to additional antibodies, and expanded the Company’s right to evaluate and use antibodies that were modified or derived using Adimab technology for diagnostic purposes.
Upon the Company’s selection of a target, the Company and Adimab will initiate a research plan and the discovery term begins. During the discovery term, Adimab will grant the Company a non-exclusive,
non-sublicenseable
license under its technology with respect to the target, to research, design and preclinically develop and use antibodies that were modified or derived using Adimab technology, solely to evaluate such antibodies, perform the Company’s responsibilities under the research plan, and use such antibodies for certain diagnostic purposes. The Company also will grant to Adimab a non-exclusive,
nontransferable license with respect to the target under the Company’s technology that covers or relates to such target, solely to perform its responsibilities under the research plan during the discovery period. The Company is required to pay Adimab at an agreed upon rate for its full-time employees during the discovery period while Adimab performs research on each target under the applicable research plan.
Adimab granted the Company an exclusive option to obtain a
non-exclusive,
worldwide, fully
paid-up,
sublicensable license under Adimab’s platform patents and other Adimab technology solely to research up to ten antibodies, chosen by the Company against a specific biological target for a specified period of time (the “Research Option”). In addition, Adimab granted the Company an exclusive option to obtain a worldwide, royalty-bearing, sublicensable license under Adimab platform patents and other Adimab technology to exploit, including commercially, 20 or more antibodies against specific biological targets (the “Commercialization Option”). Upon the exercise of a Commercialization Option, and payment of the applicable option fee to Adimab, Adimab will assign the Company the patents that cover the antibodies selected by such Commercialization Option. The Company will be required to use commercially reasonable efforts to develop, seek market approval of, and commercialize at least one antibody against the target covered by the Commercialization Option in specified markets upon the exercise of a Commercialization Option.
Under the agreement, the Company is obligated to make milestone payments and to pay specified fees upon the exercise of the Research or Commercialization Options. During the discovery term, the Company may be obligated to pay Adimab up to 250 for technical milestones achieved against each biological target. Upon exercise of a Research Option, the Company is obligated to pay a nominal research maintenance fee on each of the next four anniversaries of the exercise. Upon the exercise of each Commercialization Option, the Company will be required to pay an option exercise fee of a low seven-digit dollar amount, and the Company may be responsible for milestone payments of up to an aggregate of $13,000 for each licensed product that receives marketing approval. For any licensed product that is commercialized, the Company is obligated to pay Adimab tiered royalties of a low to mid single-digit percentage on worldwide net sales of such product. The Company may also partially exercise a Commercialization Option with respect to ten antibodies against a biological target by paying 65% of the option fee and later either (i) paying the balance and choosing additional antibodies for commercialization, up to the maximum number under the Commercialization Option, or (ii) foregoing the Commercialization Option entirely. For any Adimab diagnostic product that is used with or in connection with any compound or product other than a licensed antibody or licensed product, the Company is obligated to pay Adimab up to a low seven digits in regulatory milestone payments and low single-digit royalties on net sales. No additional payment is due with respect to any companion diagnostic or any diagnostic product that does not contain any licensed antibody. Any payments payable to Adimab as a result of any product candidates being developed pursuant to the GSK Agreement, will be payable to Adimab directly by GSK.
The A&R Adimab Agreement will remain in effect until (a) the earlier of (i) the expiration of the Research and Commercialization Options (if they expire without exercise) and (ii) 12 months from the effective date without the Company providing materials that pass Adimab’s quality control; or (b) if a Research Option is exercised but the Commercialization Option is not, then upon the expiration of the last to expire research license term; or (c) upon commercialization of a product, until the end of the royalty term, which will vary on a product-by-product
and
country-by-country
basis, ending on the later of (y) the expiration of the last valid claim covering the licensed product in such country as the product is manufactured or sold, or (z) ten after the first commercial sale of the licensed product in such country.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Either party may terminate the A&R Adimab Agreement for material breach if such breach remains uncured for a specified period of time, however, if a Research Option or Commercialization Option has been exercised and the breach only applies to the applicable target of such Research Option or Commercialization Option, then the termination right will only apply to such target. The Company may also terminate the A&R Adimab Agreement for any reason with prior notice to Adimab. If Adimab is bankrupt, the Company will be entitled to a complete duplicate of, or complete access to, all rights and licenses granted under or pursuant to the A&R Adimab Agreement.
During the year ended December 31, 2022, the Company did not recognize research and development expense under the A&R Adimab Agreement. During the years ended December 31, 2021 and 2020, the Company recognized research and development expense under the agreement of $3,000, and $3,092, respectively.
Memorial Sloan Kettering Cancer Center License Agreement
In November 2020, the Company and Memorial Sloan Kettering Cancer Center (“MSK”) entered into a license agreement (the “MSK Agreement”). Under the agreement, MSK granted the Company a non-exclusive
license to certain U.S. patent rights relating to methods of treating cancer with CCR8 antibodies to research, develop, make, use, sell, offer for sale, and import CCR8 antibodies intended to treat cancer.
Under the terms of the MSK Agreement the upfront license execution fee due to MSK was $100. Half of the execution fee was due to MSK upon signature of the agreement, with the remaining portion due on the first anniversary. Under the MSK Agreement, each of these CCR8 antibodies is a licensed product and the Company is obligated to make milestone payments of up to an aggregate of $7,500 for each licensed product, as well as reimburse MSK for a portion of past and future patent-related expenses. For any licensed product that is commercialized, the Company is obligated to pay MSK a low single-digit percentage royalty on net U.S. sales of such product.
The MSK License will remain in effect on a licensed
product-by-licensed
product basis until the later of when there is no longer a valid patent claim covering the composition, manufacture or use of such licensed product or 10 years from the date of first commercial sale of such licensed product in the U.S. The Company may terminate the MSK License for any reason with thirty days prior written notice to MSK. MSK may terminate the MSK License immediately upon written notice if the Company is convicted of a felony relating to the manufacture, use or sale of a licensed product anywhere we may manufacture, use or sell the licensed product, or, with a specified notice period, in the event of the Company’s insolvency, bankruptcy, or cessation of business operations. MSK may also terminate the MSK License for nonpayment of any fees, milestones or royalties if such payment(s) remain past due for a specified period of time, and for an uncured material breach.
During the years ended December 31, 2022, 2021 and 2020, the Company recognized research and development expense under the MSK Agreement of $200 and $50 and $50, respectively .
Vaccinex Exclusive Product License Agreement
In March 2021, the Company and Vaccinex entered into an exclusive product license agreement (the “Vaccinex License Agreement”), to exclusively license certain antibodies, including SRF114. Pursuant to the terms of the Vaccinex License Agreement, the Company has a worldwide, exclusive, sublicensable license to make, have made, use, sell, offer to sell, have sold, import, and otherwise exploit licensed products that incorporate certain Vaccinex intellectual property which covers certain antibodies, including the antibody SRF114 targeting CCR8, each a “Licensed Product.”

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Under the Vaccinex License Agreement, the Company is obligated to use commercially reasonable efforts to develop, clinically test, achieve regulatory approval, manufacture, market and commercialize at least one Licensed Product and have the sole right to develop, manufacture and commercialize the licensed products worldwide. The Company is responsible for all costs and expenses of such development, manufacturing and commercialization. Pursuant to the Vaccinex License Agreement, the Company paid Vaccinex a one-time
fee of $850. Vaccinex is eligible to receive up to an aggregate of $3,500 based on achievement of certain clinical milestones and up to an aggregate of $11,500 based on achievement of certain regulatory milestones per Licensed Product. The Company also owes low single digit royalties on global net sales of any approved Licensed Products. Commencing on the third anniversary of the date of the Vaccinex License Agreement and continuing until the first dosing of a Licensed Product in a clinical trial, the Company will be required to pay Vaccinex a nominal yearly maintenance fee.
The Company may terminate the Vaccinex License Agreement for convenience upon the notice period specified in the Vaccinex License Agreement. Either party may terminate the Vaccinex License Agreement for an uncured material breach by the other party. Vaccinex may terminate the Vaccinex License Agreement if the Company defaults on any payments owed to Vaccinex under the agreement, if the Company is in material breach of, and fail to cure, its development obligations, or institute certain actions related to the licensed patents. In the event of termination, all rights in the licensed intellectual property would revert to Vaccinex.
During the years ended December 31, 2022 and 2021, the Company recognized research and development ex pe
nse under the Vaccinex License Agreement of $500 and $850, respectively.

14.	Income Taxes

	Year Ended December 31,
	2022	2021	2020
Income (loss) before taxes:
Domestic	$(63,586)	$(78,485)	$59,346
Foreign	—	—	—

Total income (loss) before income taxes	$(63,586)	$(78,485)	$59,346

Income Taxes
During the years ended December 31, 2022 and 2021, the Company recorded no income tax benefits for the net losses incurred or for the research and development tax credits generated in each year due to its uncertainty of realizing a benefit from those items. During the year ended December 31, 2020, the Company recorded no income tax expense or benefit for the net income incurred or for the research and development tax credits generated during the year due to the utilization of net operating loss carryforwards and the uncertainty of realizing a benefit from the credits.
A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2022	2021	2020
Federal statutory income tax rate	(21.0)%	(21.0)%	21.0%
State taxes, net of federal benefit	(5.6)%	(12.5)%	6.3%
Stock-based compensation	1.5%	0.2%	0.5%
Research and development tax credits	(6.7)%	(5.0)%	(3.2)%
Change in deferred tax asset valuation allowance	31.4%	38.1%	(24.5)%
Other	0.4%	0.2%	(0.1)%

Effective income tax rate	—%	—%	—%

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2022 and 2021 are as follows:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$30,531	$30,313
Research and development tax credit carryforwards	16,458	12,230
Intangible assets	1,841	1,812
Accrued expenses	1,065	1,422
Stock-based compensation	5,907	5,237
Lease liability	8,217	8,808
Interest expense	673	269
Capitalized R&D expenditures	14,739	—
Other	248	180

Total deferred tax assets	79,679	60,271
Valuation allowance	(72,203)	(51,957)

Deferred tax assets	7,476	8,314

Deferred tax liabilities:
Right-of-use asset	(6,559)	(7,056)
Depreciation	(895)	(1,150)
Beneficial conversion feature on convertible note payable	(22)	(32)
Other	—	(76)

Total deferred tax liabilities	(7,476)	(8,314)

Net deferred tax assets	$—	$—

As of December 31, 2022 and 2021, the Company had federal net operating loss carryforwards of $93,815 and $92,735, respectively, and state net operating loss carryforwards of $155,946 and $155,989, respectively, available to reduce future income tax liabilities. As of December 31, 2022 and 2021, the Company also had federal research and development tax credit carryforwards of $13,382 and $9,747, respectively, and state research and development tax credit carryforwards of $3,819 and $3,067, respectively, available to reduce future income tax liabilities. The federal net operating loss carryforwards do not expire and the state net operating loss carryforwards begin to expire in 2039. The federal and state research and development tax credit carryforwards begin to expire in 2034 and 2032, respectively. The Tax Cuts and Jobs Act (TCJA) requires taxpayers to capitalize and amortize research and experimental (R&D) expenditures under section 174 for tax years beginning after December 31, 2021. This rule became effective for the Company during the year and resulted in the capitalization of R&D costs of $60,500. The Company is amortizing these costs for tax purposes over 5 years if the R&D was performed in the U.S. and over 15 years if the R&D was performed outside the U.S.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

Utilization of the Company’s net operating loss (“NOL”) carryforwards and research and development (“R&D”) credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future in accordance with Section 382 of the Internal Revenue Code of 1986 (“Section 382”) as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and taxes, respectively. In general, an ownership change as defined by Section 382 results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50% over a three-year period. Since its formation, the Company has raised capital through the issuance of capital stock on several occasions. These financings, combined with the purchasing shareholders’ subsequent disposition of those shares, could result in a change of control as defined by Section 382. The Company conducted an analysis under Section 382 to determine if historical changes in ownership through December 31, 2020 would limit or otherwise restrict its ability to utilize its NOL and R&D credit carryforwards. As a result of this analysis, the Company does not believe there are any significant limitations on its ability to utilize these carryforwards. However, future changes in ownership occurring after December 31, 2020 could affect the limitation in future years, and any limitation may result in expiration of a portion of the NOL or R&D credit carryforwards before utilization.
As required by the provisions of ASC 740, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Based upon the level of historical U.S. losses, management has determined that it is
“more-likely-than-not”
that the Company will not utilize the benefits of federal and state deferred tax assets for financial reporting purposes and, as a result, a full valuation allowance has been established at December 31, 2022 and 2021. The valuation allowance increase primarily relates to the Company’s revenue recognition for tax purposes, and were as follows:

	Year Ended December 31,
	2022	2021	2020
Valuation allowance at beginning of year	$(51,957)	$(21,961)	$(36,535)
Increases recorded to income tax provision	(21,194)	(30,616)	(11,675)
Decreases recorded as a benefit to income tax provision	948	620	26,249

Valuation allowance at end of year	$(72,203)	$(51,957)	$(21,961)

The Company had no unrecognized tax benefits or related interest and penalties accrued for the years ended December 31, 2022 and 2021. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. The Company’s tax years are still open under statute from 2019 to present. All years may be examined to the extent the tax credit or net operating loss carryforwards are used in future periods. There are currently no federal or state audits..

15.	Leases
The Company leases real estate, primarily its corporate headquarters in Cambridge, Massachusetts. The Company’s leases have remaining terms ranging from 1 year to 7 years. Certain leases include options to renew, exercised at the Company’s sole discretion, with renewal terms that can extend the lease five years. The Company evaluated the renewal options in its leases to determine if it was reasonably certain that the renewal option would be exercised, and therefore should be included in the calculation of the operating lease assets and operating lease liabilities. Given the Company’s current business structure, uncertainty of future growth, and the associated impact to real estate, the Company concluded that it is not reasonably certain that the renewal option related to its corporate headquarters would be exercised. However, for leases it determined the renewal option was probable to be exercised, the Company included the renewal period in the calculation of the operating lease right-of-use
assets and operating lease liabilities. All of the Company’s leases qualify as operating leases. With the adoption of

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

the new leasing standard, the Company has recorded a
right-of-use
asset and corresponding lease liability, by calculating the present value of future lease payments, discounted at either 7.0% or 10.5%, the Company’s incremental borrowing rates, over the expected term. The right-of-use
asset is reduced by any lease incentives received and the legacy deferred rent balance.
In May 2016, the Company entered into an operating lease agreement for its corporate headquarters in Cambridge, Massachusetts, with a ten-year
term that expires in February 2027 (“Initial Space”). Rental payments related to the lease commenced in April 2017. In connection with this lease, the Company was entitled to cash incentives from the landlord to be used for the construction of leasehold improvements within the facility. As of January 1, 2019, the Company was entitled to $4,803 of such incentives, which were recorded as a reduction to the right-of-use
asset and included as a straight-line reduction to lease expense over the lease term.
In May 2018, the Company executed an amendment to lease an additional 33,529 square feet at 50 Hampshire Street in Cambridge, Massachusetts, with a
10-year
term (“Expansion Space”). This additional space became available for occupancy on January 1, 2020 and rental payments related to the lease commenced in April 2020. In connection with this lease amendment, the Company was entitled to a landlord-provided tenant improvement allowance of up to $1,005 to be applied to the cost of the construction of l ease
hold improvements. The Company determined that it owns the leasehold improvements and, as such, reflected the $1,005 lease incentive as a reduction of the rental payments used to measure the operating lease liability, and, in turn, the operating lease right-of-use
asset as of the lease commencement date.
The components of the Company’s lease expense are as follows:

Lease Costs	Classification	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating lease cost	R&D Expense	$2,121	$2,000	$2,111
	G&A Expense	3,261	3,353	3,292
Variable lease costs (1)	R&D Expense	648	641	585
	G&A Expense	1,144	1,112	1,169

Total lease cost		$7,174	$7,106	$7,157

Weighted-average remaining lease term (in months)		85.92	98.73	109.84
Weighted-average discount rate		10.5%	10.5%	10.5%

(1)
Variable lease costs include certain additional charges for operating costs, including insurance, maintenance, taxes, utilities, and other costs incurred, which are billed based on both usage and as a percentage of the Company’s share of total square footage. Short term lease costs are immaterial.

Cash paid for amounts included in the measurement of the Company’s operating lease liabilities was $7,462 and $7,916 for the years ended December 31, 2022 and 2021.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

As of December 31, 2022, the maturities of the Company’s operating lease liabilities were as follows:

Year Ending December 31,
2023	$5,790
2024	5,630
2025	5,656
2026	5,782
2027	6,018
Thereafter	14,065

Total future lease payments	42,941
Less: Interest	(12,489)

Present value of future lease payments (lease liability)	$30,452

Future minimum lease payments for the Company’s operating leases as of December 31, 2021 were as follows:

Year Ending December 31,
2022	$5,385
2023	5,413
2024	5,533
2025	5,656
2026	5,782
Thereafter	20,083

$47,852

Sublease Agreement with EQRx, Inc.
In December 2019, the Company entered into a sublease agreement with EQRx, Inc. to sublease the entire Expansion Space. The term of the sublease agreement commenced in January 2020 and ends on the last day of the 36th calendar month following rent commencement, with no option to extend. The annual rent for the subleased premises is greater than the annual rent owed by the Company to the landlord for the leased premises. The sublessee is obligated to pay all real estate taxes and costs related to the subleased premises, including cost of operations, maintenance, repair, replacement and property management. The Company concluded that the sublease is an operating lease. Consistent with the Company’s policy election for lessor operating leases, each lease component and its associated non-lease
components is accounted for as a single lease component.
In May 2022, the Company entered into the second amendment to the Sublease Agreement (as amended, the “Sublease Amendment”). The Sublease Amendment extended the term of the sublease for a period of 18 months, with an option to extend the sublease for a further six months upon the expiration of the Sublease Amendment. The Sublease Amendment has been accounted for as a single-modified contract. The Company determined the Sublease Amendment would continue to be accounted for as an operating lease. Consistent with the Company’s policy election for lessor operating leases, each lease component and its associated non-lease
components is accounted for as a single lease component.
As of December 31, 2022, future undiscounted cash inflows under the sublease are as follows:

Year Ending December 31,
2023	$2,566
2024	1,494

$4,060

In the years ended December 31, 2022, 2021 and 2020, the Company recognized sublease income of $3,335, $3,371 and $3,169, respectively.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

16.	Commitments and Contingencies
Lease Agreements
The Company has entered into lease agreements under which it is obligated to make rental payments (see Note 15).
Manufacturing and Research Agreements
The Company has entered into agreements with external contract manufacturing organizations and contract research organizations engaged to manufacture clinical trial materials as well as to conduct discovery research and preclinical development activities.
License Agreements
The Company has entered into license agreements with various parties under which it is obligated to make contingent and non-contingent
payments (see Note 13).
Indemnification Agreements
In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors and its officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any claims under indemnification arrangements that would have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its financial statements as of December 31, 2022.
Legal Proceedings
The Company is not currently party to any material legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.

17.	401(k) Savings Plan
The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements. The Company matches 100% of employees’ contributions to the 401(k) Plan up to 3% of compensation and 50% of employees’ contributions to the 401(k) Plan for salary deferrals between 3% and 5% of compensation. The Company’s contributions made under the 401(k) Savings Plan for the years ended December 31, 2022, 2021, and 2020 totaled $670, $403, and $370, respectively.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

18.	Events Subsequent to Original Issuance of Consolidated Financial Statements (Unaudited)
Merger with Coherus BioSciences, Inc.
On June 15, 2023, the Company entered the Merger Agreement by and among Parent and the Merger Subs. Under the Merger Agreement, at the effective time of the First Merger (the “
Effective Time
”), each share of common stock, $0.0001 par value per share, of the Company (the “
Company Common Stock
”) issued and outstanding immediately prior to the Effective Time (other than treasury shares, any shares of Company Common Stock held directly by Parent or Merger Subs immediately prior to the Effective Time and shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by any holder who properly demands appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted automatically into and shall thereafter represent the right to receive consideration per share consisting of:

•
a number of shares of common stock, par value $0.0001 per share, of Parent (the “
Parent Common Stock
”) equal to the exchange ratio (the “
Exchange Ratio
”) determined by dividing (x) the quotient obtained by dividing (1) $40,000,000 plus Company’s net cash as of the closing of the Mergers (the “
Closing
”), as calculated in accordance with the Merger Agreement, by (2) $5.2831 (the “
Parent Stock Price
”), by (y) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, on a fully-diluted and as-converted basis
as determined in accordance with the Merger Agreement (the “
Upfront Consideration
”), plus any cash payable in lieu of a fractional share of Parent Common Stock; and

•
one contingent value right (a “
CVR
”) representing the right to receive the CVR Payment Amount (as defined below), as provided for in the CVR Agreement (as defined below) (collectively, with the Upfront Consideration, the “
Merger Consideration
”).

At the Effective Time, each option (a “
Company Stock Option
”) to purchase Company Common Stock granted under Company’s equity incentive plans that is outstanding immediately prior to the Effective Time shall be converted, assumed or cancelled as follows:

•
each Company Stock Option with an exercise price per share that is less than the value of the Upfront Consideration (an “
In-the-Money
 Option
”) shall be cancelled and converted into the right to receive:

a)
a number of shares of Parent Common Stock, subject to certain exceptions for fractional shares and applicable withholdings, equal to the quotient of (x) the product of (1) the total number of shares of vested and unvested Company Common Stock underlying the
In-the-Money
Option multiplied by (2) the excess of the value of the Upfront Consideration over the exercise price of such
In-the-Money
Option, divided by (y) the Parent Stock Price; and

b)	a number of CVRs equal to the vested and unvested shares of Company Common Stock underlying the In-the-Money Option;

•
each Company Stock Option held by a Company employee who continues employment with Parent and its affiliates after the Effective Time (a “
Covered Employee
”) and with an exercise price that is equal to or greater than the value of the Upfront Consideration (each, an “
Underwater Option
”) shall be assumed by Parent and converted into an option to acquire shares of Parent Common Stock (an “
Assumed Option
”), and with the same vesting schedule and other terms and conditions applicable to such Assumed Option immediately prior to the Effective Time, except that (i) each Assumed Option shall become exercisable for a number of shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares) of (x) the number of shares of Company Common Stock that would have been issuable upon full exercise of such Assumed Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, and (ii) the per share exercise price for such Assumed Option shall equal the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of the Company Common Stock as of immediately prior to the Effective Time by the Exchange Ratio; and

•
each Underwater Option held by a Company employee who is not a Covered Employee shall be cancelled, and the holder of such Underwater Option shall receive no Merger Consideration with respect to such Underwater Option.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

At the Effective Time, each Company restricted stock unit award (a “
Company RSU Award
”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award, subject to certain exceptions for fractional shares and applicable withholdings.
Each CVR entitles the holder thereof to receive contingent payments, without interest, and subject to deduction for any required tax withholding, if applicable, equal to (i) the dollar amount of the Net CVR Payments (as defined below) received during the 10-year period
following the Closing (the “CVR Term”) divided by (ii) the total number of outstanding CVRs (the “CVR Payment Amount”).
For each fiscal quarter during the CVR Term (each, a “
CVR Payment Period
”), the “
Net CVR Payments
” shall equal the sum of the following, less any permitted deductions (as set forth in the CVR Agreement).

•
70% of all milestone- and royalty-based payments actually received by Parent, the Surviving Entity or their affiliates from GlaxoSmithKline Intellectual Property (No. 4) Limited under the License Agreement, dated December 16, 2020, between Company and GlaxoSmithKline Intellectual Property (No. 4) Limited;

•
70% of all milestone- and royalty-based payments actually received by Parent, the Surviving Entity or their affiliates from Novartis Institute for Biomedical Research, Inc. under the Novartis Agreement Collaboration Agreement, dated January 9, 2016, between Company and Novartis Institute for Biomedical Research, Inc.;

•
25% of any upfront payment actually received by Parent, the Surviving Entity or their affiliates under an agreement entered into by the Parent, the Surviving Entity or their affiliates after the Closing granting a third party development, manufacture or commercialization rights for the Company’s SRF114 proprietary drug product candidate in any market outside of the United States, less development costs and expenses incurred by Parent, the Surviving Entity or their affiliates after the Closing for the development of SRF114; and

•
50% of any upfront payment actually received by Parent, the Surviving Entity or their affiliates under an agreement entered into by Parent, the Surviving Entity or their affiliates after the Closing granting a third party development, manufacture or commercialization rights for the Company’s SRF388 proprietary drug product candidate in any market outside of the United States, less development costs and expenses incurred by Parent, the Surviving Entity or their affiliates after the Closing for the development of SRF388.

The obligations of the Company and Parent to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of certain conditions, including: (i) the Company’s net cash being no less than $19,600 as of the date of determination; (ii) the adoption of the Merger Agreement by holders of at least a majority of the Company Common Stock outstanding; (iii) Parent’s Registration Statement on Form S-4 to
be filed in connection with the Mergers having become effective and not subject to any stop order, and the shares of Parent Common Stock issuable in the Mergers having been approved for listing on the Nasdaq; (iv) execution of the CVR Agreement by Parent and the Rights Agent; and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Mergers and the absence of any material adverse effect for the Company or Parent. The parties have also made certain representations, warranties and covenants in the Merger Agreement, including covenants to conduct their respective businesses in the ordinary course in all material respects between the signing of the Merger Agreement and the Closing, prohibiting the parties from engaging in certain kinds of activities during such period without the consent of the other party and the use of commercially reasonable efforts to cause the conditions of the Mergers to be satisfied.
Termination
of BMR-Hampshire Lease
In connection with the announcement of the Mergers, on June 15, 2023, the Company entered into the Termination Agreement with the Landlord pursuant to which the parties agreed to terminate, as of September 15, 2023, as such date may be extended by the Company or accelerated by the Landlord subject to the terms of the Termination Agreement (such date, the “
Termination Date
”),, the Lease, by and between the Landlord and the Company, relating to the Premises. The original scheduled termination date of the Lease was March 31, 2030.

SURFACE ONCOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

As consideration for the Company entering into the Termination Agreement, the Company agreed to pay $10,000 to the Landlord, with approximately $1,595 due upon execution of the Termination Agreement, and $8,405 being due on or before the Termination Date, subject to the terms and conditions of the Termination Agreement. The Company will have no further rent obligations to the Landlord pursuant to the Lease after the Termination Date.
Termination of Loan Agreement
In connection with the announcement of the Mergers, on June 15, 2023, the Company was required under the terms of the Loan Agreement by and among the Secured Parties and the Company, to pay in full all outstanding loan obligations due to the Secured Parties. Pursuant to the payoff letter, dated June 15, 2023, between the Company and the Secured Parties, the Loan Agreement terminated on June 15, 2023, when the Company paid in full all outstanding loan obligations of $25,000 due to the Secured Parties, along with $3,250 in fees and expenses pertaining to the termination of the Loan Agreement. At such time, all liens securing the Company’s obligations under the Loan Agreement were released.
Reduction in Force
Concurrent with the signing of the Merger Agreement, the Company announced a reduction in force as part of its cost savings efforts that is expected to result in the termination of approximately 50% of the Company’s remaining workforce (the “
June Reduction in Force
”). In connection with the June Reduction in Force, the affected employees will be provided severance benefits, including cash severance payments, acceleration of outstanding equity awards to the extent the Closing occurs within six months of such termination, and COBRA continuation or reimbursement, pursuant to each affected employee’s employment agreement with the Company or any applicable severance policy. Each affected employee’s eligibility for these severance benefits is contingent upon such employee’s entering into an effective separation agreement, which includes a general release of claims against the Company (the “Release Requirement”).